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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS


We have issued our report dated January 20, 1997, accompanying the financial statements of Bayard Drilling Technologies, Inc. included in the Nabors Industries, Inc. Registration Statement filed on Form S-4 and related Prospectus/Proxy Statements of Nabors Industries, Inc. and Bayard Drilling Technologies, Inc. to be filed on February 12, 1999. We consent to the use of the aforementioned report in the Registration Statement and related Prospectus/Proxy Statement, and to the use of our name as it appears under the caption "Experts".


                                       /s/ GRANT THORNTON LLP
                                           GRANT THORNTON LLP


Oklahoma City, Oklahoma
February 12, 1999